Exhibit 99.1

Case 4:17-cv-00945 Document 45 Filed in TXSD on 07/05/17 Page 1 of 3

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

CROSS SOUND MANAGEMENT LLC,	§
	§	Civil Action No. 4:17-cv-00945
Appellant,	§
VS.	§	Bankruptcy Case No. 16-32202
§
ULTRA PETROLEUM CORP.,	§
§
Appellee	§

STIPULATION OF VOLUNTARY DISMISSAL OF APPEAL WITH PREJUDICE

WHEREAS, pursuant to Federal Rule of Bankruptcy Procedure 8023, the parties have amicably resolved this matter and agreed to the voluntary dismissal of this appeal with prejudice, with each party to bear its own costs and attorneys’ fees;

IT IS HEREBY STIPULATED AND AGREED by and between the attorneys for the respective parties herein that the appeal is DISMISSED with prejudice with each party to bear its respective costs and expenses (including attorneys’ fees).

Case 4:17-cv-00945 Document 45 Filed in TXSD on 07/05/17 Page 2 of 3

DATED:	July 5, 2017

/s/ Michael B. Slade	/s/ Benjamin I. Finestone
Sarah Williams (Texas Bar No. 24075285)	David Gerger (Texas Bar No. 07816360)
Rebekah S. Sills (Texas Bar No. 54091427)	Emily Smith (Texas Bar No. 24083876)
KIRKLAND & ELLIS LLP	QUINN EMANUEL URQUHART & SULLIVAN, LLP
KIRKLAND & ELLIS INTERNATIONAL LLP	711 Louisiana St., Suite 500
600 Travis St., Suite 3300	Houston, Texas 77002
Houston, Texas 77002	Telephone: (713) 221-7000
Telephone: (713) 835-3600	Facsimile: (713) 221-7100
Facsimile: (713) 221-3601

David R. Seligman, P.C. (admitted pro hac vice)	Benjamin I. Finestone (admitted pro hac vice)
Michael B. Slade (TX Bar No. 24013521)	William B. Adams (admitted pro hac)
Luke C. Ruse (admitted pro hac vice)	Corey Worcester (admitted pro hac vice)
300 North LaSalle	51 Madison Avenue
Chicago, Illinois 60654	New York, New York 10010
Telephone: (312) 862-2000	Telephone: (212) 849-7000
Facsimile: (312) 862-2200	Facsimile: (212) 849-7100

Christopher T. Greco (admitted pro hac vice)	K. John Shaffer (admitted pro hac vice)
Matthew C. Fagen (admitted pro hac vice)	Matthew Scheck (admitted pro hac vice)
601 Lexington Avenue	865 S. Figueroa Street, 10th Floor
New York, New York 10022	Los Angeles, California 90017
Telephone: (212) 446-4800	Telephone: (213) 443-3000
Facsimile: (212) 446-4900	Facsimile: (213) 443-3100

Counsel to the Reorganized Debtors	Counsel to Appellant Cross Sound
Management LLC

Case 4:17-cv-00945 Document 45 Filed in TXSD on 07/05/17 Page 3 of 3

/s/ Edward S. Weisfelner
Edward S. Weisfelner (admitted pro hac vice)
Howard S. Steel (admitted pro hac vice)
BROWN RUDNICK, LLP
Seven Times Square, 47th Floor
New York, NY 10036
Telephone: (212) 209-4800
Facsimile: (212) 209-4801

- and-

Jason S. Brookner
Texas Bar No. 24033684
Lydia R. Webb.
Texas Bar No. 24083758
GRAY REED & MCGRAW, LLP
1300 Post Oak Blvd., Suite 2000
Houston, TX 77056
Telephone: (469) 320-6111
Facsimile: (713) 986-7100

Counsel to the Ad Hoc Equity Committee

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